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                                                                      EXHIBIT 17


                               POWER OF ATTORNEY
                               -----------------

     The undersigned, on behalf of Tomen Corporation, hereby constitutes and appoints Hajime Kawamura and Daizo Nakano, and each of them, as its true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to act for it and in its name, place and stead, in any way in which it could act, in all capacities, granting full power and authority to them to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully, to all intents and purposes, as it might or could do, with respect to all matters in any way relating to the preparation, execution and filing with the Securities and Exchange Commission of a Schedule 13D, with all exhibits thereto and other documents in connection therewith, and all filings with securities exchanges, including without limitation, the Vancouver Stock Exchange and the American Stock Exchange, relating to the Common Stock of GST Telecommunications, Inc., a Canadian corporation, together with all amendments thereto.



Date:  April 14, 1997

                                    TOMEN CORPORATION



                                    By:    /s/ Morihiko Tashiro
                                       ------------------------------------
                                    Name:  Morihiko Tashiro
                                    Title: Managing Director
                                           Electronics & Telecommunications
                                           Division